Exhibit 99.1

Chimera Investment Corporation Updates Status of 10-Q Filing; Announces No Material Changes to Historical Financial Statements; No Impact on Taxable EPS and Dividends; September 30, 2011 GAAP Book Value of $3.27

NEW YORK--(BUSINESS WIRE)--November 14, 2011--Chimera Investment Corporation (NYSE: CIM) announced today that it would delay the filing of its Form 10-Q for the period ended September 30, 2011.

As previously disclosed, on November 10, 2011, the Company, in conjunction with the review by its outside independent accounting firm, is conducting an analysis of the treatment under GAAP of other-than-temporary impairments (OTTI) related to the Company’s investments in securities rated less than AA, non-rated non-Agency securities and other subordinate securities. Prior to September 30, 2011, the Company evaluated certain of its investments in securities for OTTI under ASC 320 Investments-Debt and Equity Securities. The Company had determined that its investments in securities rated less than AA, as well as non-rated non-Agency securities and other subordinate securities, should be evaluated for impairment under ASC 325-40 Investments-Other – Beneficial Interest in Securitized Transactions.

While the Company has not completed its analysis, the Company expects that it will make immaterial adjustments to its historical financial statements in prior comparable periods. “It is important to recognize that the effect of this analysis will be a non-cash change in the GAAP accounting results of the Company that will not affect the Company’s previously announced GAAP or economic book values, actual cash flows, dividends and taxable income for any period,” said Matthew Lambiase, the Company’s chief executive officer. “Accordingly, the Company’s previously announced second quarter GAAP book value of $3.35 per share and economic book value of $3.08 per share will not change as a result of this analysis. We have determined that as of September 30, 2011, our GAAP and economic book value was $3.27 and $3.01 per share, respectively, and our taxable income for the third quarter was $0.13 per share. The Company’s dividend distributions are based on taxable income, not GAAP income, and the results of this analysis will have no impact on the Company’s prior or future dividend distributions.”

The Company expects to file its 2011 third quarter Form 10-Q as soon as practicable.

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; our ability to maintain our qualification as a REIT for federal income tax purposes; and the risk that additional information may arise during the course of our analysis that would require the Company to make additional adjustments, and further delay the filing of our third quarter Form 10-Q. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Chimera Investment Corporation
Investor Relations, 646-454-3759
www.chimerareit.com